Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-171849) of China Jo-Jo Drugstores, Inc. and subsidiaries of our report dated July 1, 2013 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

New York, New York

July 1, 2013